EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-50612, 33-68422, 333-28297, 333-84271, 333-84277, 333-42078, 333-30430 and
333-62878 of InfoNow Corporation on Forms S-8 of our report dated February 15, 2002 appearing in this Annual Report on Form 10-KSB of InfoNow Corporation for the year ended December 31, 2001





/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
March 15, 2002